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                                                                    Exhibit 23.2


                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors
The Maxim Group, Inc.

We consent to the use of our reports included herein or incorporated herein by reference and to the reference to our firm under the headings "Experts" and "Selected Consolidated Financial and Operating Data" in the Registration Statement of The Maxim Group, Inc.


                                            /s/ KPMG Peat Marwick LLP
                                                KPMG Peat Marwick LLP
Atlanta, Georgia
November 4, 1997